Exhibit 3.1

State of Delaware Secretary of State Division of Corporations CERTIFICATE. OF INCORPORATION OF LUXURY TRINE DIGITAL MEDIA GROUP, INC. Delivered 01:33 PM 05/20/2016 FILED 01:33 PM 05/20/2016 SR 20163505741 - File Number 6047600 FIRST: The name of the corporation (hereinafter called the "corporation") is called Luxury Trine Digital Media Group, Inc. SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 341 Raven Circle, Wyoming, Kent County, Delaware. Zip code 19934. The name of the register agent of the corporation in the State of Delaware at such address is Corporations USA, LLC. THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 100,000,000 shares of capital stock, as follows: (i) 81,200,000 shares shall be designated as Class A Common Stock, at $0.001 par value per share; (ii) 18,800,000 shares will be designated as Class B Common Stock, at 50.001 par value per share. FIFTH: The powers, preferences and rights of the Class A Common Stock and Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical except as otherwise required by law or expressly provided in this Certificate of Incorporation, The record holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the board of directors out of funds legally available therefore. Each share of Class A Common Stock and each share of Class B Common Stock shall have identical rights with respect to dividends and distributions (including distributions in connection with any recapitalization, and upon liquidation, dissolution or winding up of the Corporation); provided, that dividends or distributions payable on Common Stock in shares of Common Stock shall he made only to all holders of Common Stock, and may he made only in shares of Class A Common Stock to the record holders of Class A Common Stock and in shares of Class 1-1 Common Stock to the record holders of Class B Common Stock. On each matter that the holders of Common Stock arc entitled to vote, each share of Class A Common Stock shall he entitled to one (1) vote per share and each share ofClass B Common Stock shall be entitled to three (3) votes per share. SIXTH: The name and mailing address of the incorporator are as follows: NAME ADDRESS Robert J. Mottern Davis Gillett Vlottern & Sims, LLC 1230 Peachtree Street, NI., Suite 2445 Atlanta, Georgia 30309 SEVENTH: The corporation is to have perpetual existence. EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (h) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. NINETH; The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws. and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH. ELEVENTH: The business of the Corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (I) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. TWELVI'H: No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors. THIRTEENTH: To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof' which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose. DATED: May 2O 2016. By: /s/ Robert J. Mottern, Esq. Incorporator Name: Robert J. Mottern, Esq. (Type or Print Name)